Exhibit d(viii)
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USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

       Pursuant to Section 1(b) of the Advisory Agreement dated as of October 18, 2002, between USAA Investment Trust (the Trust) and USAA Investment
Management Company (the Manager), please be advised that the Trust has established a new series of its shares, namely, the Total Return Strategy Fund (the Fund), and please be further advised that the Trust desires to retain the Manager to render investment advisory services under the Advisory Agreement to the Fund at the fee stated below:

                              ADVISORY FEE SCHEDULE

   Sixty-five one hundredths of one percent (0.65) of the aggregate net assets of the Total Return Strategy Fund

       From time to time, the Manager may voluntarily waive all or a portion of the advisory fee payable with respect to a Fund or pay expenses of the Fund. In addition to any amounts otherwise payable to the Manager as an advisory fee for current services under the Advisory Agreement, the Trust shall be obligated to pay the Manager all amounts previously waived or expenses paid by the Manager with respect to the Total Return Strategy Fund, provided that such additional payments are made not later than three years from the date first set forth below and provided further that the amount of such additional payment in any year, together with all other expenses of the Fund, in the aggregate, would not cause the Fund's expense ratio in such year to exceed 1.00% of the average net assets of the Fund.

       In addition, revised Schedules A, B-1, B-2, and D to the Advisory Agreement reflecting the addition of the Fund to the Advisory Agreement are attached hereto as Exhibits A, B, C, and D, respectively, and are hereby approved.

       Please state below whether you are willing to render such services at the fee stated above.

                                               USAA INVESTMENT TRUST


Attest:                                        By:
         -----------------------------------      -----------------------------
         Mark S. Howard                             Christopher W. Claus
         Secretary                                  President

Dated:

       We, as the sole shareholder of the above named Fund, do hereby approve the Advisory Agreement and are willing to render investment advisory services to the Total Return Strategy Fund at the fee stated above. In addition, we approve Exhibits A, B, C, and D hereto as revised Schedules A, B-1, B-2, and D, respectively, to the Advisory Agreement.

                                               USAA INVESTMENT MANAGEMENT
                                               COMPANY

Attest:                                        By:
         ---------------------------------        ------------------------------
         Eileen M. Smiley                      Clifford A. Gladson
         Assistant Secretary                   Senior Vice President

Dated:


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                                    EXHIBIT A

                        SCHEDULE A TO ADVISORY AGREEMENT

                                LISTING OF FUNDS


         NAME OF FUND

     Balanced Strategy Fund
     Cornerstone Strategy Fund
     Growth and Tax Strategy Fund
     Emerging Markets Fund
     International Fund
     Total Return Strategy Fund
     World Growth Fund

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                                    EXHIBIT B

              SCHEDULE B-1 TO ADVISORY AGREEMENT - LISTING OF FUNDS
                           WITH PERFORMANCE ADJUSTMENT


                                                               ANNUAL BASIC
    NAME OF FUND                    PERFORMANCE INDEX            FEE RATE
    ------------                    -----------------            --------

Balanced Strategy Fund                    Balanced                 .75%
Cornerstone Strategy Fund         Global Flexible Portfolio        .75%
Emerging Markets Fund                 Emerging Markets            1.00%
Growth and Tax Strategy Fund              Balanced                 .50%
International Fund                      International              .75%
Total Return Strategy Fund           Flexible Portfolio            .65%
World Growth Fund                          Global                  .75%



Unless otherwise indicated, name refers to Lipper index.


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                                    EXHIBIT C

        SCHEDULE B-2 TO ADVISORY AGREEMENT - PERFORMANCE ADJUSTMENT RATE

                               FIXED INCOME FUNDS:

            GROWTH AND TAX STRATEGY FUND


  OVER/UNDER PERFORMANCE RELATIVE TO INDEX           ANNUAL ADJUSTMENT RATE
             (IN BASIS POINTS) 1                (IN BASIS POINTS AS A PERCENTAGE
                                                 OF A FUND'S AVERAGE NET ASSETS)
                +/- 20 to 50                                  +/- 4
                +/- 51 to 100                                 +/- 5
             +/- 101 and greater                              +/- 6

                                  EQUITY FUNDS:
         BALANCED STRATEGY FUND                 CORNERSTONE STRATEGY FUND
          EMERGING MARKETS FUND                    INTERNATIONAL FUND
       TOTAL RETURN STRATEGY FUND                   WORLD GROWTH FUND

  OVER/UNDER PERFORMANCE RELATIVE TO INDEX           ANNUAL ADJUSTMENT RATE
             (IN BASIS POINTS) 1                (IN BASIS POINTS AS A PERCENTAGE
                                                 OF A FUND'S AVERAGE NET ASSETS)
               +/- 100 to 400                                 +/- 4
               +/- 401 to 700                                 +/- 5
             +/- 701 and greater                              +/- 6

1 Based on the difference between average annual performance of the Fund and its Relevant Index, rounded to the nearest basis point (.01%).

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                                    EXHIBIT D

              SCHEDULE D TO ADVISORY AGREEMENT - FOR FUNDS WITH FEE
                 WAIVER AND EXPENSE REIMBURSEMENT RECOVERY PLANS


     NAME OF FUND                      ENDING  DATE          PERCENTAGE OF ANA

   TOTAL RETURN STRATEGY FUND         JANUARY 7, 2008              1.00%


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                                 Exhibit d(ix)

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USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

       Pursuant to Section 1(b) of the Administration and Servicing Agreement dated as of August 1, 2001, between USAA Investment Trust (the Trust) and USAA Investment Management Company (the Administrator), please be advised that the Trust has established a new series of its shares, namely, the Total Return Strategy Fund (the Fund), and please be further advised that the Trust desires to retain the Administrator to render administration and shareholder servicing services under the Administration and Servicing Agreement to the Fund at the fee stated below:

                    ADMINISTRATION AND SERVICING FEE SCHEDULE

Fifteen one hundredths of one percent (0.15) of the aggregate net assets of the
                           Total Return Strategy Fund

       From time to time, the Administrator may voluntarily waive all or a portion of the administration and servicing fee payable with respect to a Fund or pay expenses of the Fund. In addition to any amounts otherwise payable to the Administrator as an administration and servicing fee for current services under the Administration and Servicing Agreement, the Company shall be obligated to pay the Administrator all amounts previously waived or expenses paid by the Administrator with respect to the Value Fund, provided that such additional payments are made not later than three years from the date first set forth below and provided further that the amount of such additional payment in any year, together with all other expenses of the Fund, in the aggregate, would not cause the Fund's expense ratio in such year to exceed 1.00% of the average net assets of the Fund.

         In addition, revised Schedule A to the Administration and Servicing Agreement reflecting the addition of the Fund to the Administration and Servicing Agreement is attached hereto as Exhibit A, and is hereby approved.

       Please state below whether you are willing to render such services at the fee stated above.

                                               USAA INVESTMENT TRUST


Attest:                                        By:
         -------------------------------            ---------------------------
         Mark S. Howard                             Christopher W. Claus
         Secretary                                  President

Dated:

       We, as the sole shareholder of the above named Fund, do hereby approve the Administration and Servicing Agreement and are willing to render administration and shareholder servicing services to the Total Return Strategy Fund at the fee stated above. In addition, we approve Exhibit A hereto as revised Schedule A to the Administration and Servicing Agreement.

                                               USAA INVESTMENT MANAGEMENT
                                                COMPANY

Attest:                                        By:
         -----------------------------------        ----------------------------
         Eileen M.  Smiley                          Clifford A. Gladson
         Assistant Secretary                        Senior Vice President

Dated:

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                                    EXHIBIT A

                            LISTING OF FUNDS AND FEES


          NAME OF FUND                                           FEE RATE

     Balanced Strategy Fund                                        0.15%
     Cornerstone Strategy Fund                                     0.15%
     Growth and Tax Strategy Fund                                  0.15%
     Emerging Markets Fund                                         0.15%
     Gold (Precious Metals and Minerals
       Fund effective October 1, 2001)                             0.15%
     International Fund                                            0.15%
     Total Return Strategy Fund                                    0.15%
     World Growth Fund                                             0.15%
     GNMA Trust                                                    0.15%
     Treasury Money Market Trust                                   0.10%


         (a) The Trust shall pay IMCO a fee for each Fund, payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

         (b) The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.

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